EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated May 26, 2000, appearing in this Annual Report on Form 11-K of The Sharper Image 401k Savings Plan for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-------------------------
San Francisco, CA

June 27, 2000

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